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From: Jack Messman
Sent: Monday, April 09, 2001 6:04 PM
To: All-Staff
Subject: Perspective: Understanding The One Net Vision

Recently I asked Kirk Klasson (Vice President, Strategic Solutions Development) how he would summarize the synergy between Cambridge and Novell. He responded by saying that, "Novell fixes problems that keep CIO's awake at night; Cambridge fixes problems that keep CEO's awake at night - there's a lot of potential there." I couldn't agree with him more.[?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" /]

Of course a critical first step toward realizing that potential will be to deepen our understanding of Novell's vision, philosophy, and products. I believe as you learn more about Novell's mission and engineering accomplishments, you will grow increasingly excited about the potential of our combined organization.

About a year ago Novell unveiled its One Net vision, effectively repositioning the traditional intra-enterprise network company for continued success in an extra-enterprise dominated world. Novell's Net Services Software is helping organizations drive an inside out transformation of their networks into strategic eBusiness platforms.

To power its new mission, Novell is leveraging two key legacies and - of course
- is acquiring a third in Cambridge's eSolutions expertise:

     Cambridge commitment to superior solutions. The Cambridge solutions focus will facilitate Novell's mission in several ways. First, we bring the solutions selling expertise that Novell lacks to promote its vision of networks - intranets, extranets, and the Internet - working together as a One Net platform for eBusiness. Second, we bring the consulting and integration experience that is needed to deliver against that vision. Third, we will help Novell develop next generation products of the highest relevance by facilitating a product development cycle that works backwards from the solution to the product.

     Novell commitment to inter-operability. Unlike some competitors that cling to proprietary software and operating systems, Novell has embraced the realities of an increasingly diverse technology environment. The company has far out-paced its competition in producing products that promote - not prevent - inter-operability among disparate systems (e.g. NT, UNIX, Linux, NetWare, etc.). This is a critical point of differentiation for Novell. It is also a critical success factor for Novell's clients and an important point of synergy with Cambridge, which maintains a similarly open view of technology.
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     Novell commitment to technology excellence. Novell has also led its competition - if not in marketing and sales - in product stability and rigor. Novell is a true technology leader with an award-winning track record. NetWare, for example, has long been recognized as a more robust operating system than anything Microsoft has offered to date. Novell's NDS eDirectory has consistently received higher marks than Microsoft's Active Directory and was widely acclaimed as the year 2000's Best "LDAP Server" (Network World), Software Product of the Year (Network Computing), and Best Directory Service (Network Magazine). Novell's DirXML application was recognized as the year 2000's Best eCommerce Tool (PC Magazine).

In the convergence of these three legacies I see great potential for the Novell/Cambridge combination. In a recent Perspective I stressed that we must maintain our objectivity in a post-Novell acquisition world. We will do that.
In meeting our responsibility to clients we must also meet our responsibility to shareholders. We will do that by developing and increasingly delivering industry-leading solutions powered by Novell's best-in-breed technologies; in
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other words, by integrating Novell's commitment to product excellence and inter-
operability with Cambridge's commitment to provide value to clients via the best solution.

As we move forward with our transition, we will be conducting a comprehensive product/solution assessment to identify existing and future "sweet spots" between Novell products and Cambridge solutions.

In the meantime, I've attached a case study of Novell's work with CNN Interactive that highlights the power of one Novell product: eDirectory. I hope in reading it that you'll consider the potential applications such a powerful directory has within many of our solution areas (eCRM, eSC, eERM, eC, mC, etc.). I would be interested to receive your thoughts on the matter at feedback1@ctp.com.

Regards,

Jack Messman



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Novell, Inc. ("Novell") and Cambridge Technology Partners (Massachusetts), Inc.
("Cambridge") will file a joint proxy statement/prospectus with the Securities and Exchange Commission on the Form S-4 Registration Statement. THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE MERGER. The joint proxy statement/prospectus will be made available to all shareholders of Cambridge and Novell, at no expense to them. The joint proxy statement/prospectus will also be available for free at the Commission's website at www.sec.gov.

Information regarding the participants in the solicitation and a description of their direct or indirect interest, by security holdings or otherwise, is contained in the joint press release filed by Novell, Inc. with the SEC under Rule 425 on March 12, 2001.